                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30917 of Sterling Chemicals Holdings, Inc. on Form S-3 and Registration Statement No. 333-52795 of Sterling Chemicals Holdings, Inc. on Form S-8 of our report dated December 9, 1999 appearing in this Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1999.



DELOITTE & TOUCHE LLP
Houston, Texas
December 15, 1999